Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$8,787,135
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,997,117)
Dividend Income	8,372
Interest Income	2,186
ETF Transaction Fees	2,800
Total Income (Loss)	$6,803,376

Expenses
General Partner Management Fees	$62,441
Professional Fees	17,012
Brokerage Commissions	7,019
Directors' Fees and insurance	2,426
NYMEX License Fee	1,561
Total Expenses	$90,459
Net Income (Loss)	$6,712,917

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/22	$103,014,222
Additions (350,000 Shares)	20,731,301
Withdrawals (350,000 Shares)	(18,661,445)
Net Income (Loss)	6,712,917

Net Asset Value End of Month	$111,796,995
Net Asset Value Per Share (2,000,000 Shares)	$55.90

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596